SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549




                               FORM 8-K



                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported):  July 7, 1997




            CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XIII
        -------------------------------------------------------
        (Exact name of registrant as specified in its charter)




     Illinois                   0-12791                36-3207212
-------------------         --------------         --------------------
(State or other)             (Commission           (IRS Employer
 Jurisdiction of             File Number)           Identification No.)
 Organization



         900 N. Michigan Avenue, Chicago, Illinois  60611-1575
         -----------------------------------------------------
                (Address of principal executive office)




Registrant's telephone number, including area code:  (312) 915-1987
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                   SHERRYLANE PLACE OFFICE BUILDING

                             Dallas, Texas
                   --------------------------------



ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS. Carlyle Real Estate Limited Partnership-XIII (the "Partnership"), has an effective 99.99% interest in Sherry Lane Associates. On September 12, 1997, Carlyle Real Estate Limited Partnership - XIII through Sherry Lane Associates sold the land, related improvements, and personal property (collectively, the "Property") of the Sherry Lane Place office building located in Dallas, Texas. The Purchaser, Cottonwood Realty Services, L.L.C., is not affiliated with the Partnership or its General Partners and the sale price was determined by arm's-length negotiations. The Property is an approximately 286,000 square foot office building and, as of the date of the sale, was approximately 94% occupied.

     The sale price of the Sherry Lane Place office building (pursuant to a contract entered into in July, 1997) was $44,000,000 (before selling costs and prorations of approximately $200,000) which was paid in cash at closing. Sherry Lane Associates used a portion of the proceeds to repay the existing mortgage notes including accrued and contingent interest (as defined), of approximately $41,200,000. The sale is expected to result in a gain in 1997 to Sherry Lane Associates of approximately $18,500,000 for financial reporting purposes, all of which would be allocated to the Partnership, and approximately $29,900,000 for Federal income tax purposes, substantially all of which would be allocated to the Partnership. Pursuant to the Sherry Lane Associates venture agreement, substantially all of the net proceeds from the sale will be distributed to the Partnership. In addition, in connection with the sale of this property and as is customary in such transactions, Sherry Lane Associates agreed to certain representations and warranties, with a stipulated survival period which expires December 15, 1997. Although it is not expected, Sherry Lane Associates may ultimately have some liability under such representations and warranties.

     The Partnership Agreement provides that the General Partners shall receive as a distribution of the proceeds (net after expenses and liabilities and retained working capital) from the sale or refinancing of a real property of up to 3% of the selling price of a property, and that the remaining net proceeds for any property sold be distributed 85% to the Holders of Interests and 15% to the General Partners. However, prior to such distributions being made, the Holders of Interests are entitled to receive 99% of net sale or refinancing proceeds and the General Partners are entitled to receive 1% until the Holders of Interests (i) have received cumulative cash distributions from the Partnership's operations which, when combined with net sale or refinancing proceeds previously distributed, equal a 6% annual return on the Holders' average capital investment for each year (their initial capital investment as reduced by net sale or refinancing proceeds previously distributed) and (ii) have received cash distributions of net sale or refinancing proceeds in an amount equal to the Holders' aggregate initial capital investment in the Partnership. If upon the completion of the liquidation of the Partnership and the distribution of all Partnership funds, the Holders of Interests have not received the amounts in (i) and (ii) above, the General Partners will be required to return all or a portion of the 1% distribution of net sale or refinancing proceeds described above in an amount equal to such deficiency in payments to the Holders of Interests pursuant to (i) and (ii) above. The Holders of Interests have not received and are not expected to receive distributions to the levels of (i) and (ii) above. Therefore, no portion of the sale proceeds will be distributed to the General Partners at this time.




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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)   Financial Statements.  Not applicable.

     (b)   Pro Forma Financial Information - Narrative.

                As a result of the sale of the Property, beyond September 12, 1997, there will be no further rental income, interest income, mortgage and other interest, property operating expenses or amortization of deferred expenses recorded for Sherry Lane Place in the consolidated financial statements of the Partnership. For the six months ended June 30, 1997, the Partnership's consolidated financial statements reflected rental income, interest income, mortgage and other interest, property operating expenses and amortization of deferred expenses of approximately $10,844,000, $202,000 $5,311,000, $6,344,000 and $457,000, respectively. Rental income, interest income, mortgage and other interest, property operating expenses and amortization of deferred expenses included for the six months ended June 30, 1997 consolidated financial statements relating to Sherry Lane Place were approximately $2,820,000, $9,000, $1,242,000, $1,362,000 and
$247,000, respectively. Such operating results reflected the classi-fication of Sherry Lane Place as held for sale or disposition as of December 31, 1996, and therefore, not subject to continued depreciation as of such date. Also, as a result of the sale of the Property, there are no further assets and liabilities related to Sherry Lane Place, which at June 30, 1997 consisted of cash and other current assets of approximately $542,000; land, building and improvements (net of accumulated depreciation) of approximately $24,406,000; accrued rents receivable of approximately $326,000; deferred expenses of approximately $817,000; current liabilities of approximately $40,800,000 and non-current liabilities of approximately $366,000.

     (c)   Exhibit

            10.1. Purchase Agreement between Sherry Lane Associates and Cottonwood Realty Services, L.L.C. dated July 7, 1997.

            10.2. First Amendment to Purchase Agreement between Sherry Lane Associates and Cottonwood Realty Services, L.L.C. dated August 6, 1997.

            10.3 Request for Extension of Due Diligence Period related to the Purchase Agreement between Sherry Lane Associates and Cottonwood Realty Services, L.L.C. dated August 8, 1997.

            10.4. Extension of Due Diligence period related to the Purchase Agreement between Sherry Lane Associates and Cottonwood Realty Services, L.L.C. dated August 12, 1997.

            10.5. Second Amendment to Purchase Agreement between Sherry Lane Associates and Cottonwood Realty Services, L.L.C., dated August 13, 1997.

            10.6. Extension of closing date related to the Purchase Agreement between Sherry Lane Associates and Cottonwood Realty Services, Ltd. dated September 10, 1997.






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                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                      CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XIII

                      BY:   JMB Realty Corporation
                            (Corporate General Partner)



                            By:  GAILEN J. HULL
                                 Gailen J. Hull
                                 Senior Vice President
                                 Principal Accounting Officer












Dated:  September 26, 1997


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                             EXHIBIT INDEX



Exhibit
Number                Description
_______               ___________

10.1. Purchase Agreement between Sherry Lane Associates and Cottonwood Realty Services, L.L.C. dated July 7, 1997.

10.2.                 First Amendment to Purchase Agreement between
Sherry Lane Associates and Cottonwood Realty Services, L.L.C. dated August 6, 1997.

10.3 Request for Extension of Due Diligence Period related to the Purchase Agreement between Sherry Lane Associates and Cottonwood Realty Services, L.L.C. dated August 8, 1997.

10.4. Extension of Due Diligence period related to the Purchase Agreement between Sherry Lane Associates and Cottonwood Realty Services, L.L.C. dated August 12, 1997.

10.5.                 Second Amendment to Purchase Agreement between
Sherry Lane Associates and Cottonwood Realty Services, L.L.C., dated August 13, 1997.

10.6. Extension of closing date related to the Purchase Agreement between Sherry Lane Associates and Cottonwood Realty Services, Ltd. dated September 10, 1997.